EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Research Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	--	--	--	--	--	--	--	--	--
	Equity	Preferred Stock, par value $0.001 per share	457(o)	--	--	--	--	--	--	--	--	--
	Debt	Debt Securities	457(o)	--	--	--	--	--	--	--	--	--
	Other	Warrants	457(o)	--	--	--	--	--	--	--	--	--
	Other	Rights	457(o)	--	--	--	--	--	--	--	--	--
	Other	Units	457(o)	--	--	--	--	--	--	--	--	--
	Unallocated (Universal) Shelf	--	457(o)	--	N/A*	$35,000,000	$0.00015310	$5,358.50 (3)	--	--	--	--
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	--	--	--	--	--	S-3	333-276240	January 2, 2024	--
	Equity	Preferred Stock, par value $0.01 per share	415(a)(6)	--	--	--	--	--	S-3	333-276240	January 2, 2024	--
	Debt	Debt Securities	415(a)(6)	--	--	--	--	--	S-3	333-276240	January 2, 2024	--
	Other	Warrants	415(a)(6)	--	--	--	--	--	S-3	333-276240	January 2, 2024	--
	Other	Rights	415(a)(6)	--	--	--	--	--	S-3	333-276240	January 2, 2024	--
	Other	Units	415(a)(6)	--	--	--	--	--	S-3	333-276240	January 2, 2024	--
	Unallocated (Universal Shelf)	--	415(a)(6)	--	N/A*	$25,000,000 (3)	$0.00014760	$3,690.00 (3)	S-3	333-276240	January 2, 2024	$3,690.00 (3)
	Total Offering Amounts					$60,000,000		$9,048.50
	Total Fees Previously Paid							$3,690.00
	Total Fee Offsets							--
	Net Fee Due							$5,358.50

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, such indeterminate number of rights to purchase common stock or preferred stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $60,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $60,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per class of security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	The Registrant previously filed a registration statement on Form S-3 (File No. 333-276240), initially filed by the Registrant with the Securities and Exchange Commission on December 22, 2023, and declared effective on January 2, 2024 (the “Prior Registration Statement”), registering an aggregate of $25,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement on Form S-3 (this “Registration Statement”) includes $25,000,000 of securities previously registered under the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $3,690.00 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

*	The proposed maximum offering price per unit is not applicable in that these securities are not issued in predetermined amounts or units.